UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 25, 2005 (January 19, 2005)

PERRY ELLIS INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

0-21764	59-1162998
(Commission File Number)	(IRS Employer Identification No.)

3000 N.W. 107th Avenue Miami, Florida	33172
(Address of Principal Executive Offices)	(Zip Code)

(305) 592-2830

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.

As previously announced, Perry Ellis International, Inc. (“Perry Ellis”), as the “stalking horse” purchaser, Tropical Sportswear Int’l Corporation (“Tropical”) and certain of Tropical’s U.S. subsidiaries entered into an asset purchase agreement, dated as of December 16, 2004 (the “Asset Purchase Agreement”), providing for the sale to Perry Ellis of certain of Tropical’s domestic operating assets, as well as the outstanding capital stock of Tropical’s U.K. subsidiary, pursuant to Section 363 of the U.S. Bankruptcy Code (the “Bankruptcy Code”). On December 16, 2004, Tropical and each of its U.S. subsidiaries filed voluntary petitions for relief in the U. S. Bankruptcy Court for the Middle District of Florida, Tampa Division (the “Bankruptcy Court”), under Chapter 11 of the Bankruptcy Code and have been operating as debtors-in-possession since such time.

On January 19, 2005, the Bankruptcy Court entered an order approving the bidding guidelines and procedures for the Chapter 11 auction sale of substantially all of Tropical’s domestic operating assets (the “Bidding Procedures Order”). The Bankruptcy Court set February 10, 2005 as the date for commencement of an auction to sell Tropical’s assets to the bidder submitting the highest and best bid for Tropical’s assets. The sale approval hearing will take place on February 11, 2005, immediately following the conclusion of the supervised auction.

Pursuant to negotiations with representatives of and advisors to the Official Committee of Unsecured Creditors of Tropical (the “Committee”), Perry Ellis has agreed with the Committee to increase, from $85.0 million to $88.5 million, the stated purchase price in the Asset Purchase Agreement. The purchase price remains subject to post-closing adjustment for inventory and accounts receivable as of the closing date.

In addition to the approval of the sale by the Bankruptcy Court at the final sale hearing, the sale remains subject to other customary closing conditions as set forth in the Asset Purchase Agreement. Accordingly, no assurance can be given that Perry Ellis will be the prevailing bidder in the Bankruptcy Court auction.

A copy of the Bidding Procedures Order is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
99.1	Bidding Procedures Order, entered January 19, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERRY ELLIS INTERNATIONAL, INC.

Date: January 25, 2005	By:	/s/ Rosemary B. Trudeau
Rosemary B. Trudeau
VP Finance

EXHIBIT INDEX

Exhibit No.	Description
99.1	Bidding Procedures Order, entered January 19, 2005.